UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 27, 2007

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (KEPCO) SERIES 1997
(Exact name of registrant as specified in its charter)

New York	333-25029	36-7233686
(State or other jurisdic-	(Commission File	(IRS Employer
tion of incorporation)	Number)	Identification No.)

National Rural Utilities Cooperative
Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code:		(703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR) 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 27, 2007, National Rural Utilities Cooperative Finance Corporation ("CFC"), servicer for the Rural Electric Grantor Trust (KEPCO) Series 1997 (the "Trust"), determined that two items in the December 31, 2005 and 2004 Statement of Cash Flows had been presented in error in the statement. For the years ended December 31, 2005 and 2004, all cash flow activity had been presented as cash flow from operations. CFC, as servicer for the Trust, determined that the principal payments received on the note receivable should have been presented as cash flow from investing activities and that principal payments made on the Certificates should have been presented as cash flow from financing activities. The cash flow statements for the years ended December 31, 2005 and 2004 will be restated in the December 31, 2006 Form 10-K.

As a result of this error, the Trust previously had not reported cash provided by investing activities and used in financing activities for the years ended December 31, 2005 and 2004. The restated cash flows in the December 31, 2006 Form 10-K will present net cash provided by investing activities of $2,100,000 and $1,900,000 and net cash used in financing activities of $2,100,000 and $1,900,000 for the years ended December 31, 2005 and 2004, respectively. There is no change to the net cash flow provided by operating activities and no change to the net change in cash balance for the years ended December 31, 2005 and 2004, respectively.

CFC, as servicer for the Trust, has discussed this error and restatement with Deloitte and Touche L.L.P., the Trust's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ Steven L. Lilly
Steven L. Lilly, Chief Financial Officer

March 29, 2007